Exhibit 32.2

TRON INC.

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Douglas McKinnon, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that this Annual Report on Form 10-K for the fiscal year ended December 31, 2025, of Tron Inc., fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Tron Inc.

Date: March 25, 2026

By:	/s/ Douglas McKinnon
Douglas McKinnon
Chief Financial Officer and Principal Accounting Officer